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                                                                    EXHIBIT 10.3


                           DEFERRED COMPENSATION PLAN
                          CHANGE OF CONTROL AGREEMENT

         THIS DEFERRED COMPENSATION PLAN CHANGE OF CONTROL AGREEMENT ("Agreement") is made as of the 16th day of June, 2004, between Dura Automotive Systems, Inc., a Delaware corporation ("DASI"), Dura Operating Corp., a Delaware corporation ("DOC" and together with DASI, "Dura") and James O. Futterknecht ("Participant").

         Participant is a participant under the Excel Industries, Inc. Restated 1989 Deferred Compensation Plan, as amended (the "Compensation Plan"), which has been assumed by DOC in connection with the acquisition of Excel Industries, Inc. by DASI and Dura is entering into this Agreement to provide Participant with greater certainty in receiving any payments due to such Participant under the Compensation Plan in the event of a Change of Control of Dura. (As used in this Agreement, the term "Change of Control" and certain other capitalized terms have the meanings ascribed to them in Section 7, at the end of this Agreement.)

         Dura and Participant agree, effective as of the date first set forth above (the "Effective Date"), as follows:

1. Deferred Compensation Payment. Upon the occurrence of a Change of Control, the Participant may elect, within 30 days after the Change of Control, to receive a lump sum benefit payment equal to the total amount that the Participant was entitled to receive under the Compensation Plan as of the date of the Change of Control. The lump sum benefit shall be the lump sum actuarial equivalent of a single life annuity (with a 10-year certain term) payable over the lifetime of the Participant and will be calculated using the actuarial assumptions used for FAS 87 purposes in the most recently audited annual report and will be discounted to the net present value (using a discount rate equal to the Prime Rate in effect on the date of the Change of Control plus 1.0%). The lump sum benefit payment shall not be discounted due to commencement prior to reaching age 65. This Section 1 is intended to override any provision of the Compensation Plan that would otherwise cause Participant to receive an amount which is less that what is provided for herein. This payment is in full satisfaction of Dura's obligations to Participant under the Compensation Plan and with respect to any provisions in other agreements which provide for recognition of enhanced service under the Compensation Plan.

2.       Other Benefits.


         2.1. Reimbursement of Certain Expenses After a Change of Control.


         (a) From and after a Change of Control, Dura or its successor shall pay, as incurred, all expenses of Participant, including the reasonable fees of counsel engaged by Participant, of defending any action brought to have this agreement declared invalid or unenforceable.

         (b) From and after a Change of Control, Dura or its successor shall pay, as incurred, all expenses of Participant, including the reasonable fees of counsel engaged by Participant, of prosecuting any action to compel Dura or its successor to comply with the terms of this Agreement upon receipt from Participant of an undertaking to repay Dura for such expenses if, and only if, it is ultimately determined by a

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                  court of competent jurisdiction that Participant had no
                  reasonable grounds for bringing that action (which determination need not be made simply because Participant fails to succeed in the action).

         (c) From and after a Change of Control, expenses (including attorney's fees) incurred by Participant in defending any action, suit, or proceeding commenced or threatened (whether before or after the Change of Control) against Participant for any action or failure to act as an employee, officer, or director of Dura or any Subsidiary shall be paid by Dura or its successor, as they are incurred, in advance of final disposition of the action suit, or proceeding upon receipt of an undertaking by or on behalf of Participant in which Participant agrees to reasonably cooperate with Dura, its Subsidiary or successor, as the case may be, concerning the action, suit, or proceeding and (i) if the action, suit, or proceeding is commenced or threatened against Participant for any action or failure to act as a director, to repay the amount if it is proved by a preponderance of evidence in a court of competent jurisdiction that Participant's action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to Dura or a Subsidiary or undertaken with gross negligence for the best interests of Dura or a Subsidiary, or (ii) if the action, suit, or proceeding is commenced or threatened against Participant for any action or failure to act as an officer or employee, to repay the amount if it is ultimately determined that Participant is not entitled to be indemnified.

         2.2. Indemnification. From and after a Change of Control, Dura shall indemnify Participant, to the full extent permitted or authorized by the Delaware General Corporation Law as it may from time to time be amended, if Participant is (whether before or after the Change of Control) made or threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that Participant is or was a director, officer, or employee of Dura or any Subsidiary, or is or was serving at the request of Dura or any subsidiary as a director, trustee, officer, or employee of a corporation, partnership, joint venture, trust, or other enterprise. The indemnification provided by this Subsection 2.2 shall not be deemed exclusive of any other rights to which Participant may be entitled under the certificate of incorporation or the by-laws of Dura or of any Subsidiary, or any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in Participant's official capacity and as to action in another capacity while holding such office, and shall continue as to Participant after Participant has ceased to be a director, trustee, officer, or employee and shall inure to the benefit of the heirs, executors, and administrators of Participant.

3. No Set-Off; No Effect Upon Other Plans. Dura's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense, or other claim whatsoever that Dura or any of its Subsidiaries may have against Participant. Except as provided in the last sentence of this Section 3, neither the amount of any payment provided for under this Agreement nor Participant's right to any other benefit under this Agreement shall be reduced by any compensation or benefits earned by Participant as the result of employment by another employer or otherwise after the termination of Participant's employment. Neither the provisions of this Agreement, nor the execution of the waiver and release referred to in Subsection 4.2 below, nor the making of any


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payment provided for hereunder shall reduce any amounts otherwise payable, or in any way diminish Participant's rights, under any stock option plan, tax-qualified retirement plan, disability or insurance plan, or other similar contract, plan, or arrangement of Dura, except that the payment under Section 1 shall satisfy in full all obligations Dura has to Participant for payments under the Compensation Plan.

4.       Certain Limitations on Benefits.

         4.1. Taxes; Withholding of Taxes. Without limiting either the right of Dura to withhold taxes pursuant to this Subsection 4.1, Participant shall be responsible for all income, excise, and other taxes (federal, state, city, or other) imposed on or incurred by Participant as a result of receiving the payments provided in this Agreement, including, without limitation, the payments provided under Section 1 of this Agreement. Dura or any of its Subsidiaries may withhold from any amounts payable under this Agreement all federal, state, city, or other taxes as Dura or any of its Subsidiaries shall determine to be required pursuant to any law or government regulation or ruling.

         4.2. Waiver and Release. Dura may condition the payment of any amounts otherwise due under Section 1 of this Agreement upon (a) the execution by Participant of a waiver and release in the form attached to this Agreement as Exhibit A, with blanks appropriately filled and, in the case of clause (e) contained therein, completed with the number of days that Dura determines is required under applicable law, but in no event more than 45 days, and (b) the observation of such waiting or revocation periods, if any, before and after execution of the waiver and release by Participant as are required by law, such as, for example, the waiting or revocation periods required for a waiver and release to be effective with respect to claims under the Age Discrimination in Employment Act, provided that Dura delivers to Participant such a waiver and release, appropriately completed, within seven days of the Termination Date.

5. Term of this Agreement. This Agreement shall be effective as of the Effective Date and shall thereafter apply to any Change of Control occurring after the Effective Date.

6.       Miscellaneous.


         6.1. Successor to Dura. Dura shall not consolidate with or merge into any other corporation, or sell, transfer or dispose of all or substantially all of its assets to another corporation or other entity, unless such other corporation or other entity shall assume this Agreement in a signed writing and deliver a copy thereof to Participant. Upon such assumption the successor corporation or other entity shall become obligated to perform the obligations of Dura under this Agreement and the term "Dura" as used in this Agreement shall be deemed to refer to such successor corporation or other entity.

         6.2. Notices. For purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered in person (to Participant in the case of notices to Participant and to the Secretary of Dura in the case of notices to Dura) or (b) on the date actually received when sent by United States registered mail, return receipt requested, postage prepaid, and addressed, in the case of notices to Dura, as follows:




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                  Dura Automotive Systems, Inc.
                  2791 Research Drive
                  Rochester Hills, MI  48309
                  Attention:   Secretary

and, in the case of notices to Participant, properly addressed to Participant at Participant's most recent home address as shown on the records of Dura, or such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         6.3. Administration. Dura shall be responsible for the general administration of this Agreement. All fees and expenses billed by the Accounting Firm for services contemplated under this Agreement shall be the responsibility of Dura.

         6.4. Source of Payments. DASI and DOC shall be jointly and severally liable for all payments required under this Agreement. All payments under this Agreement shall be made in cash and shall be made solely from the general assets of DASI or DOC (or from a grantor trust, if any, established by Dura for purposes of making payments under this Agreement and other similar agreements), and Participant shall have the rights of an unsecured general creditor of DASI and DOC with respect thereto.

         6.5. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement which shall remain in full force and effect.

         6.6. Modification, Waiver, Etc. No provision of this Agreement may be modified, waived, or discharged unless such waiver, modification, or discharge is agreed to in a writing signed by Participant and Dura. No waiver by either party hereto at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or at any prior or subsequent time. No agreement or representation, oral or otherwise, express or implied, with respect to the subject matter hereof has been made by either party that is not set forth expressly in this Agreement. This Agreement shall inure to the benefit of and be enforceable by Participant's personal representatives, executors, administrators, successors, heirs, and designees. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

7.       Definitions.

         7.1. Change of Control. A "Change of Control" shall be deemed to have occurred if at any time or from time to time while this Agreement is in effect:

         (a) any person (other than Dura, any of its Subsidiaries, any employee benefit plan or employee stock ownership plan of Dura, or any person organized, appointed, or established by Dura for or pursuant to the terms of any such plan), alone or together with any of its affiliates, becomes the beneficial owner of 15% or more (but less than 50%) of the Common Stock then outstanding;




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         (b)      Any person (other than Dura, any of its Subsidiaries, any
                  employee benefit plan or employee stock ownership plan of Dura, or any person organized, appointed, or established by Dura for or pursuant to the terms of any such plan), alone or together with any of its affiliates, becomes the beneficial owner of 50% or more of the Common Stock then outstanding;

         (c) Any person commences or publicly announces an intention to commence a tender offer or exchange offer the consummation of which would result in the person becoming the beneficial owner of 15% or more of the Common Stock then outstanding;

         (d) At any time during any period of 24 consecutive months, individuals who were directors at the beginning of the 24-month period no longer constitute a majority of the members of the Board of Directors of Dura, unless the election, or the nomination for election by Dura's stockholders, of each director who was not a director at the beginning of the period is approved by at least a majority of the directors who (i) are in office at the time of the election or nomination and
                  (ii) were directors at the beginning of the period;

         (e) A record date is established for determining stockholders entitled to vote upon (i) a merger or consolidation of Dura with another corporation in which those persons who are stockholders of Dura immediately before the merger or consolidation are to receive or retain less than 50% of the stock of the surviving or continuing corporation, (ii) a sale or other disposition of all or substantially all of the assets of Dura and its Subsidiaries, taken as a whole, or (iii) the dissolution of Dura; or

         (f) (i) Dura is merged or consolidated with another corporation and those persons who were stockholders of Dura immediately before the merger or consolidation receive or retain less than 50% of the stock of the surviving or continuing corporation,
                  (ii) there occurs a sale, transfer or other disposition of all or substantially all of the assets of Dura, or (iii) Dura is dissolved.

Notwithstanding anything herein to the contrary, if an event described in clause
(b), clause (d), or clause (f) above occurs, the occurrence of that event will constitute an irrevocable Change of Control. Furthermore, notwithstanding anything herein to the contrary, if an event described in clause (c) occurs, and the Board of Directors either approves such offer or takes no action with respect to such offer, then the occurrence of that event will constitute an irrevocable Change of Control. On the other hand, notwithstanding anything herein to the contrary, if an event described in clause (a), or clause (e), above occurs, or if an event described in clause (c) occurs and the Board of Directors does not either approve such offer or take no action with respect to such offer as described in the preceding sentence, and a majority of those members of the Board of Directors who were Directors prior to such event determine, within the 90-day period beginning on the date such event occurs, that the event should not be treated as a Change of Control, then, from and after the date that determination is made, that event will be treated as not having occurred. If no such determination is made, a Change of Control resulting from any of the


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events described in the immediately preceding sentence will constitute an irrevocable Change of Control on the 91st day after the occurrence of the event.

         7.2. Subsidiary. A "Subsidiary" means any corporation, partnership, or other entity a majority of the voting control of which is directly or indirectly owned or controlled at the time in question by Dura.















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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                      Dura Automotive Systems, Inc.

                                      By:      /s/ Lawrence A. Denton
                                          -----------------------------------
                                      Name:    Lawrence A. Denton
                                      Title:    President & CEO

                                      Dura Operating Corp.

                                      By:      /s/ Lawrence A. Denton
                                          -----------------------------------
                                      Name:    Lawrence A. Denton
                                      Title:    President & CEO

                                                   "PARTICIPANT"
                                               /s/ James O. Futterknecht
                                          -----------------------------------
                                      Name:  James O. Futterknecht















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